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Exhibit 99.2

        2005 Special Meeting of Stockholders

INSERT DATE HERE
AND LOCAL TIME

LOCATION

PLEASE MARK, SIGN AND DATE YOUR PROXY CARD AND
RETURN IT IN THE ENCLOSED PREPAID ENVELOPE

THANK YOU FOR VOTING!

\/ FOLD AND DETACH HERE AND READ REVERSE SIDE \/

    WHEN TIMELY AND PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED BELOW BY THE STOCKHOLDER. TO THE EXTENT CONTRARY SPECIFICATIONS ARE NOT GIVEN, THIS PROXY WILL BE VOTED "FOR" THE MATTERS LISTED BELOW.

1.
Adoption of the Agreement and Plan of Merger, dated as of March 8, 2005, by and among Crompton Corporation, Copernicus Merger Corporation and Great Lakes Chemical Corporation, as it may be amended from time to time.

FOR ☐	AGAINST ☐	ABSTAIN ☐
2.
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, including matters incident to its conduct such as adjournment, including adjournment for the purpose of soliciting additional proxies. Notwithstanding the foregoing, proxies voted against the adoption of the merger agreement will not be voted in favor of any adjournment of the meeting for the purpose of soliciting additional proxies.

THE UNDERSIGNED ACKNOWLEDGES THAT THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER AND THAT IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ADOPTION OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF MARCH 8, 2005, AMONG CROMPTON CORPORATION, COPERNICUS MERGER CORPORATION AND GREAT LAKES CHEMICAL CORPORATION, AS IT MAY BE AMENDED FROM TIME TO TIME. ABSTENTIONS HAVE THE SAME EFFECT ON THE VOTE WITH RESPECT TO THE MERGER AGREEMENT AS VOTES AGAINST THE ADOPTION OF THE MERGER AGREEMENT. FAILURE TO VOTE IN PERSON OR BY PROXY WILL ALSO HAVE THE EFFECT OF A VOTE AGAINST THE ADOPTION OF THE MERGER AGREEMENT. THE INDIVIDUALS NAMED ABOVE ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

AUTHORIZED SIGNATURES REQUIRED—This section must be completed for your voting instructions to be executed.

Please sign exactly as name(s) appear on the reverse side. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

SIGNATURE(S)	DATE

2005 Special Meeting of Stockholders

You may vote by telephone, by Internet, or by mail

Your telephone or Internet vote authorizes the trustees to vote your shares in the same manner as if you marked, signed, and returned your proxy card by mail.

BY TELEPHONE:	Call toll free 1-866-214-3793 on a touch tone telephone to authorize the voting of your shares. You may call 24 hours a day, 7 days a week until noon Eastern time on . You will be prompted to follow the recorded instructions.

BY INTERNET:	Access the web site at https://www.proxyvotenow.com/glk to authorize the voting of your shares. You may access the web site 24 hours a day, 7 days a week until noon Eastern time on . You will be prompted to follow the instructions as displayed on the web site.

BY MAIL:	Mark, sign and date your proxy card (on the reverse side of this page) and return it in the enclosed prepaid envelope to:
Wachovia Bank, N.A. Attn: Proxy Tabulation P.O. Box 563994 Charlotte, NC 28256-9912	If you vote by telephone or by Internet, please DO NOT mail back this proxy card.

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
GREAT LAKES CHEMICAL CORPORATION

The undersigned hereby appoints JOHN G. GALLAGHER, JEFFREY M. LIPSHAW and KAREN WITTE DUROS, and each of them with full power of substitution, as the proxies of the undersigned, to attend the Special Meeting of Stockholders to be held on                                                 at             a.m. local time and any adjournment thereof, and to vote the stock the undersigned would be entitled to vote, if present, on the terms listed on the reverse side of this proxy card. The proxies are authorized to vote in their discretion upon any other matter that may properly come before the meeting.

ELIMINATED DUPLICATE MAILINGS: SEC rules require the company to mail an annual report to every stockholder even if there are multiple stockholders in the same household. If you are a stockholder of record and have the same address as other stockholders of record, you may authorize the Company to discontinue mailings of multiple annual reports. To do so, mark the box on each proxy card for which you do not wish to receive an annual report. Applicable law requires the Company to send separate proxy statements and proxy cards for all your accounts.	Please mark this box with an X to discontinue the annual report mailing for this account.	☐

                        [CHANGE OF ADDRESS]

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  Exhibit 99.2